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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of report (Date of earliest event reported):
                         March 30, 1999 (March 22, 1999)



                                   CNET, Inc.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


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
         Delaware                          0-20939                         13-3696170
(STATE OR OTHER JURISDICTION OF     (COMMISSION FILE NUMBER)     (IRS EMPLOYER IDENTIFICATION NO.)
       INCORPORATION)
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                              150 Chestnut Street
                        San Francisco, California 94111
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



              Registrant's telephone number, including area code:
                                 (415) 395-7800




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On March 22, 1999, CNET, Inc. (the "Registrant" or the "Company"), completed the acquisition of KillerApp Corporation, a California corporation ("KillerApp"), through a merger of KillerApp into the Company (the "Acquisition"), in which the Company issued an aggregate of 523,400 shares of its common stock to the former KillerApp shareholders as consideration. The purchase price for the Acquisition was agreed upon by negotiation among the parties. The Registrant intends to record this transaction using the pooling-of-interests accounting method. KillerApp owns and operates KillerApp (www.killerapp.com), an online product, merchant and price listing and buying web site. For more information with respect to the terms of the Acquisition, reference is made to the Agreement and Plan of Merger attached as Exhibit 2.1 to this report, which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         2.1 Agreement and Plan of Merger, dated as of March 22, 1999, by and among CNET, Inc., KillerApp Corporation and Benjamin Chiu, majority shareholder of KillerApp Corporation.*


         -----------------
         * Certain of the exhibits to this agreement have been omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.





                                       2
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated:  March 30, 1999         CNET, INC.



                                     By:    /s/ Doug Woodrum
                                            ------------------------------------
                                            Doug Woodrum
                                            Chief Financial Officer




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                               INDEX TO EXHIBITS

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
   Exhibit
   Number                           Description
  ---------                         -----------
     2.1 Agreement and Plan of Merger, dated as of March 22, 1999, by and among CNET, Inc., KillerApp Corporation and Benjamin Chiu, majority shareholder of KillerApp Corporation.
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